                                 PROMISSORY NOTE
                                 ---------------

U.S. $10,000,000.00                                           September 21, 1999

         FOR VALUE RECEIVED, and at the times hereinafter specified, RD VILLAGE ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Maker"), whose address is 20 Soundview Marketplace, Port Washington, New York 11050, hereby promises to pay to the order of SUNAMERICA LIFE INSURANCE COMPANY, an Arizona corporation (hereinafter referred to, together with each subsequent holder hereof, as 'Holder"), at 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of TEN MILLION AND NO/100THS DOLLARS ($10,000,000-00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

         By its execution and delivery of this promissory note (this "Note"), Maker covenants and agrees as follows:

                                    RECITALS

         A. Maker executed a Promissory Note (the "Original Note") dated June 24, 1992, in the original principal amount of U.S. $7,500,000 made payable to the order of Sun Life Insurance Company of America, an Arizona corporation (n/k/a Sun America Life Insurance Company.

         B. The entire $7,500,000.00 amount of the original loan evidenced by the Note has been disbursed to Maker and Maker acknowledges receipts of the entire original loan.

         C. On or about November 15, 1993, Holder advanced to Maker an additional$450,000.00 (the "First Additional Advance"), and as of that date, Maker and Holder executed an Amendment to the Promissory Note (The "First Amendment to Note"). Maker acknowledges receipt of the First Additional Advance.

         D. On or about December 23, 1996, Holder advanced to Maker a second additional advance in the amount of $1,500,000.00 (the "Second Additional Advance), and as of that date Maker and Holder executed an Amendment to the Promissory Note (the "Second Amendment to Note"). Maker acknowledges receipt of the Second Additional Advance.

         E. On or about May 8, 1998, Maker and Holder executed a Third Amendment to Promissory Note (the Third Amendment to Promissory Note").

         F. The Original Note, as modified by the First Amendment to Note, the Second Amendment to Note and the Third Amendment to Note is here collectively @red to as the "Prior Note".

         G. The total amount outstanding under the Prior Note as of the date hereof is $8,554,899.55.

         H. The proceeds of this Note shall be disbursed by application of $8,554,899.55 towards retirement of The Prior Note (such amount sufficient to fully retire The Prior Note) and $1,445,100.45 advanced to Maker at closing. Maker acknowledges that the difference between the principal face amount of this Note and the amount of funds advanced to Maker hereunder equals the amount applied towards retirement of the Prior Note.

                                    AGREEMENT

            1. Definitions. For purposes of this Note, -the following terms shall have the meanings ascribed to them below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Deed of Trust (hereinafter defined).

               (a) Business Day" shall have the meaning ascribed to it in
         Section 8 of this Note.

               (b) "Conversion Date" shall mean the first day of the month following the date on which the LIBOR Rate is converted to the Remaining Term Fixed Rate pursuant to Section 3 of this Note.

               (c) "Effective Rate" shall mean:

                   (i) for the period commencing on the date hereof through and including September 30, 1999 seven and fifty-seven hundredths percent (7.57)% per annum;

                   (ii) for the period commencing on October 1, 1999, and
            continuing through the day immediately preceding the Conversion Date, if any, or if the Conversion Date does not occur, through the Original Maturity Date, the LIBOR Rate; and

                   (iii) for the period Commencing on the Conversion Date, if any, and continuing through -the Original Maturity Date, The Remaining Term Fixed Rate.

               (d) "LIBOR Determination Date" shall mean September 29, 1999, and each succeeding date that is two (2) Business Days prior to the commencement date of a LIBOR Period.

               (e) "LIBOR Index '% shall mean the rate per annum for United States dollar deposits quoted as the London Inter-Bank Offered Rate ("LIBOR") as reported by Bloomberg on the LIBOR Determination Date for delivery of funds on such LIBOR Determination Date for a period comparable to the LIBOR Period and in an amount approximately equal to the principal amount of this Note outstanding on such date.

               (f) "LIBOR Period" shall mean the three-month period commencing on October 1, 1999 ("the LIBOR Period Commencement Date"), and each succeeding three-month period, and commencing on the first day of January, April, July and October.

               (g) "LIBOR Rate" shall mean a rate per annum equal to the sum of the LIBOR Index plus the Margin.

               (h) "Margin" shall mean two and five-hundredths percent (2.05%) per annum.

               (i) "Original Maturity Date" shall mean October 1, 2002.

               (j) "Principal and Interest Calculation" shall mean the recalculation of combined payments of principal and interest on each LIBOR Determination Date, based on the amount of principal balance outstanding, on such LIBOR Determination Date, which shall bear interest at the LIBOR Rate, as determined for such LIBOR Period, and re-amortized for each LIBOR Period based on the Original Amortization Period minus the number of months actually elapsed from the LIBOR Period Commencement Date.

               (k) "Remaining Term Fixed Rate" shall mean a rate per annum equal to the sum of the Remaining Term Index plus the Margin.

               (1) "Remaining Term Index" shall mean the yield on the U.S. Treasury Constant Maturity Series maturing on the Original Maturity Date, for the week prior to the Conversion Date, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates, conclusively determined by Holder on the Conversion Date.

         2. Interest Rate and Payments.

            (a) The balance of principal outstanding from time to time under this Note shall bear interest at a rate per annum, based on actual days in the year divided by a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each, equal to the Effective Rate in effect from time to time.

            (b) Interest only on the outstanding principal balance of this Note shall be payable on the date hereof, in advance, for the period from and including the date hereof through and including September 30, 1999.

            (c) Commencing on November 1, 1999, and on the first day of each month thereafter through and including September 1, 2002, combined payments of principal and interest shall be payable, in arrears, in an amount sufficient to fully amortize the original principal amount of this Note over a three hundred month amortization period (the "Original Amortization Period").

            (d) For periods during which the LIBOR Rate shall be in effect, the amount of the combined monthly payments of principal and interest shall be recalculated based on the Principal and Interest Calculation, as of the beginning of each LIBOR Period, and the LIBOR Rate shall be consecutively redetermined and established as of the applicable LIBOR Determination Date, effective as of the first day of the next succeeding calendar month, which shall be deemed to be the first day of the next succeeding LIBOR Period.

            (e) The entire outstanding principal balance, together with all accrued and unpaid interest and all other stuns due hereunder, shall be due and payable in full on October 1, 2002 (the "Original Maturity Date").

         3. Additional LIBOR Provisions.

            (a) If Holder at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then Holder shall promptly give notice thereof to Maker. If such notice is given and until such notice has been withdrawn by Holder, then (i) no new LIBOR Rate shall be set by Holder, and (ii) any portion of the outstanding principal balance hereof which bears interest at the LIBOR Rate, subsequent to the end of the LIBOR period applicable thereto, shall bear interest at the Remaining Term Fixed Rate.

            (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in LANW') shall make it unlawful for Holder
(i) to make LIBOR based interest rate options available hereunder, or (ii) to maintain interest rates based on LIBOR, then in the former event, any obligation of Holder to make available such unlawful LIBOR-based interest rate shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted to the Remaining Term Fixed Rate; provided, however, that if any such change in law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the term thereof applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such term. Upon the occurrence of any of the foregoing events, Maker shall pay to Holder immediately upon demand such amounts as may be necessary to compensate Holder for any fines, fees, charges, penalties or other costs incurred or payable by Holder as a result thereof and which are attributable to any LIBOR-based interest rate made available to Maker hereunder, and any reasonable allocation made by Holder among its operations shall be conclusive and binding upon Maker.

            (c) If any Change in Law or compliance by Holder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

                (i) subject Holder to any tax, duty or other charge with respect to any LIBOR-based interest rate, or change the basis of taxation of payments to Holder of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Holder); or

                (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Holder; or

                (iii) impose on Holder any other condition;

and the result of any of the foregoing is to increase the cost to Holder of making, renewing or maintaining any LIBOR-based interest rate hereunder and/or to reduce any amount receivable by Holder in connection therewith, then in any such case, Maker shall pay to Holder immediately upon demand such amounts as may be necessary to compensate Holder for any additional costs incurred by Holder and/or reductions in amounts received by Holder which are attributable to such LIBOR-based interest rate. In determining which costs incurred by Holder and/or reductions in amounts received by Holder are attributable to any LIBOR-based interest rate made available to Maker hereunder, any reasonable allocation made by Holder among its operations shall be conclusive and binding upon Maker.

         4. Holder's Extension Option-, Net Operating Income.

            (a) If Maker shall fail to pay the outstanding principal balance of this Note and all accrued interest and other charges due hereon at the Original Maturity Date, Holder shall have the right, at Holder's sole option and discretion, to extend the term of the loan evidenced by this Note (the "Loan") for an additional period of five (5) years (the "Extension Term"). If Holder elects to extend the term of the Loan, Maker shall pay all fees of Holder incurred in connection with such extension, including, but not limited to, attorneys' fees and title insurance premiums. Maker shall execute all documents reasonably requested by Holder to evidence and secure the Loan, as extended, and shall obtain and provide to Holder any title insurance policy or endorsement requested by Holder.

            (b) Should Holder elect to extend the term of the Loan as provided above, Holder shall (i) reset the interest rate borne by the then-existing principal balance 'of the Loan to a rate per annum (the "New Rate") equal to Holder's (or comparable lenders', if Holder is no longer making such loans) then-prevailing interest rate for five (5) year loans secured by properties similar to the Property (hereinafter defined), as determined by Holder in its sole discretion; (ii) re-amortize the then-existing principal balance of the Loan over the remaining portion of the Amortization Period (the "New Amortization Period"); (iii) have the right to require Maker to enter into modifications of the non-economic terms of the Loan Documents as Holder may request (the "Non-Economic Modifications"); and (iv) notwithstanding any provision set forth in the Loan Documents to the contrary, have the right to require Maker to make monthly payments into escrow for insurance premiums and real property taxes, assessments and similar governmental charges. Hence, monthly principal and interest payments during the Extension Term shall be based upon the New Rate, and calculated to amortize fully the outstanding principal balance of the Loan over the New Amortization Period.

            (c) If Holder elects to extend the term of the Loan, Holder shall advise Maker of the New Rate on or prior to the Original Maturity Date.

            (d) In addition to the required monthly payments of principal and interest set forth above, commencing on the first day of the second month following the Original

Maturity Date and continuing on the first day of each month thereafter during the Extension Term (each an "Additional Payment Date"), Maker shall make monthly payments to Holder in an amount equal to all Net Operating Income (hereinafter defined) attributable to the Property for the calendar month ending on the last day of the month that is two months preceding each such Additional Payment Date. For example, assuming the Original Maturity Date is January 1, then Net Operating Income for the period from January I through January 31 shall be payable to Holder on March 1; Net Operating Income for the period from February I through February 28 shall be payable to Holder on April 1, and so on.

            (e) Holder shall deposit all such Net Operating Income received from Maker into an account or accounts maintained at a financial institution chosen by Holder or its servicer in its sole discretion (the "Deposit Account") and all such funds shall be invested in a manner acceptable to Holder in its sole discretion. All interest, dividends and earnings credited to the Deposit Account shall be held and applied in accordance with the terms hereof.

            (f) On the third Additional Payment Date and on each third Additional Payment Date thereafter, Holder shall apply all Excess Funds (hereinafter defined), if any, to prepayment of amounts due under this Note, without premium or penalty.

            (g) As security for the repayment of the Loan and the performance of all other obligations of Maker under the Loan Documents, Maker hereby assigns, pledges, conveys, delivers, transfers and grants to Holder a first priority security interest in and to: all Maker's right, title and interest in and to the Deposit Account; all rights to payment from the Deposit Account and the money deposited therein or credited thereto (whether then due or in the future due and whether then or in the future on deposit); all interest thereon; any certificates, instruments and securities, if any, representing the Deposit Account; all claims, demands, general intangibles, chooses in action and other rights or interests of Maker in respect of the Deposit Account; any monies then or at any time thereafter deposited therein; any increases, renewals, extensions, substitutions and replacements thereof-, and all proceeds of the foregoing.

            (h) From time to time, but not more frequently than monthly, Maker may request a disbursement (a "Disbursement") from the Deposit Account for capital expenses, tenant improvement expenses, leasing commissions and special contingency expenses. Holder may consent to or deny any such Disbursement in its sole discretion.

            (i) Upon the occurrence of any Event of Default (hereinafter defined) (i) Maker shall not be entitled to any further Disbursement from the Deposit Account; and (ii) Holder shall be entitled to take immediate possession and control of the Deposit Account (and all funds contained therein) and to pursue all of its rights and remedies available to Holder under the Loan Documents, at law and in equity.

            (j) All of the terms and conditions of the Loan shall apply during the Extension Term, except as expressly set forth above, and except that no further extensions of the Loan shall be permitted.

            (k) For the purposes of the foregoing:

                (i) "Excess Funds" shall mean, on any Additional Payment Date, the amount of funds then existing in the Deposit Account (including any Net Operating Income due on the applicable Additional Payment
            Date), less an amount equal to the sum of three regularly scheduled payments of principal and interest due on this Note;

                (ii) "Net Operating Income" shall mean, for any particular period of time, Gross Revenue for the relevant period, less Operating Expenses for the relevant period; provided, however, that if such amount is equal to or less than zero (0), Net Operating Income shall equal zero (0);

                (iii) "Gross Revenue" shall mean all payments and other revenues
            (exclusive, however, of any payments attributable to sales taxes) received by or on behalf of Maker from all sources related to the ownership or operation of the Property, including, but not limited to, rents, room charges, parking fees, interest, security deposits (unless required to be held in a segregated account), business interruption insurance proceeds, operating expense passthrough revenues and common area maintenance charges, for the relevant period for which the calculation of Gross Revenue is being made; and

                (iv) "Operating Expenses" shall mean the sum of all ordinary and
            ` necessary operating expenses actually paid by Maker in connection with the operation of the Property during the relevant period for which the calculation of Operating is being made, Including, but not limited to (a) payments made by Maker for taxes and insurance required under the Loan Documents, and (b) monthly debt service payments as required under this Note.

         5. Budgets During Extension Term.

            (a) Within fifteen (15) days following the Original Maturity Date and on or before December I of each subsequent calendar year, Maker shall deliver to Holder a proposed revenue and expense budget for the Property for the remainder of the calendar year in which the Original Maturity Date occurs or the immediately succeeding calendar year (as applicable). Such budget shall set forth Maker's projection of Gross Revenue and Operating Expenses for the applicable calendar year, which shall be subject to Holder's reasonable approval. Once a proposed budget has been reviewed and approved by Holder, and Maker has made all revisions requested by Holder, if any, the revised budget shall be delivered to Holder and shall thereafter become the budget for the Property hereunder (the "Budget") for the applicable calendar year. If Maker and Holder are unable to agree upon a Budget for any calendar year, the budgeted Operating Expenses (excluding extraordinary items) provided in the Budget for the Property for the preceding calendar year shall be considered the Budget for the Property for the subject calendar year until Maker and Holder agree upon a new Budget for such calendar year.

            (b) During the Extension Term, Maker shall operate the Property in accordance with the Budget for the applicable calendar year, and the total of expenditures relating to the Property exceeding one hundred and five percent

(105%) of the aggregate of such expenses set forth in the Budget for the applicable time period shall not be treated as Operating Expenses for the purposes of calculating "Net Operating Income," without the prior written consent of Holder except for emergency expenditures which, in the Maker's good faith judgment, are reasonably necessary to protect, or avoid immediate danger to, life or property.

         6. Reports During Extension Term.

            (a) During the Extension Term, Maker shall deliver to Holder all financial statements reasonably required by Holder to calculate Net Operating Income, including, without limitation, a monthly statement to be delivered to Holder concurrently with Maker's payment of Net Operating Income that sets forth the amount of Net Operating Income accompanying such statement and Maker's calculation of Net Operating Income for the relevant calendar month. Such statements shall be certified by an executive officer of Maker or Maker's manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate @d complete in all material respects.

            (b) In addition, on or before February 1 of each calendar year during the Extension Term, Maker shall submit to Holder an annual income and expense statement for the Property which shall include the calculation of Gross Revenue, Operating Expenses and Net Operating Income for the preceding calendar year and shall be accompanied by Maker's reconciliation of any difference between the actual aggregate amount of the Net Operating Income for such calendar year and the aggregate amount of Net Operating Income for such calendar year actually remitted to Holder. All such statements shall be certified by an executive officer of Maker or Maker's manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects. If any such annual financial statement discloses any inconsistency between the calculation of Net Operating Income and the amount of Net Operating Income actually remitted to Holder, Maker shall immediately remit to Holder the amount of any underpayment of Net Operating Income for such calendar year or, in the event of an overpayment by Maker, such amount may be withheld from any subsequent payment of Net Operating Income required hereunder.

            (c) Holder may notify Maker within ninety (90) days after receipt of any statement or report required hereunder that Holder disputes any computation or item contained in any portion of such statement or report. If Holder so notifies Maker, Holder and Maker shall meet in good faith within twenty (20) days after Holder's notice to Maker to resolve such disputed items. If, despite such good faith efforts, the parties are unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant designated by Holder within fifteen (I
5) days after such ten (10) day period. The determination of such accountant shall be final. All fees of such accountant shall be paid by Maker. Maker shall remit to Holder any additional amount of Net Operating Income found to be due for such periods within ten (10) days after the resolution of such dispute by the parties or the accountant's determination, as applicable. The amount of any overpayment found to have been made for such periods may be withheld from any required future remittance of Net Operating Income.

            (d) Maker shall at all times keep and maintain full and accurate books of account and records adequate to reflect correctly all items required in order to calculate Net Operating Income.

         7. Prepayment.

            (a) During the first (1st) year after the date of this Note, Maker shall have no right to prepay all or any part of this Note.

            (b) At any time after the first (1st) anniversary of the date of this Note, Maker shall have the right to prepay the principal amount of this Note, in whole or in part, and all accrued but unpaid interest hereon as of the date of prepayment, provided that (i) Maker gives not less than @ (30) days' prior written notice to Holder of Maker's election to prepay this Note, and (ii) Maker pays a prepayment premium to Holder equal to one-half percent (1/2%) of the principal amount of this Note being prepaid, calculated as of the prepayment date.

            (c) Holder shall notify Maker of the amount and basis of determination of the prepayment premium. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the applicable prepayment premium and all accrued interest and other sums due under this Note.

            (d) If Holder accelerates this Note for any reason, then in addition to Maker's obligation to pay the then outstanding principal balance of this Note and all accrued but unpaid interest thereon, Maker shall pay an additional amount equal to the prepayment premium that would be due to Holder if Maker were voluntarily prepaying this Note at the time that such acceleration occurred, or if under the terms hereof no voluntary prepayment would be permissible on the date of such acceleration, Maker shall pay a prepayment premium calculated as set forth in the Deed of Trust.

            (e) Notwithstanding the foregoing, (i) at any time during the Extension Term, Maker shall have the right to prepay the full principal amount of this Note and all accrued but unpaid interest thereon as of the date of prepayment, without prepayment premium thereon, and (ii) no prepayment premium shall be due in connection with the application of any insurance proceeds or condemnation awards to the principal balance of this Note, as provided in the Deed of Trust.

         8. Dates of Payments. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of North Carolina (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day.

         9. Default Rate.

            (a) The entire balance of principal, interest, and other sums due upon the maturity hereof, by acceleration or otherwise, shall bear interest from the date due until paid at the greater of (i) fifteen percent (I 5%) per annum and (ii) a per annum rate equal to five percent (5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first business day of each month (the "Default

Rate") provided, however, that such rate shall not exceed the maximum permitted by applicable state or federal law. In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Holder shall select a comparable reference.

            (b) If any payment under this Note is not made when due, interest shall accrue at the Default Rate from the date such payment was due until payment is actually made.

         10. Late Charges. In addition to interest as set forth herein, Maker shall pay to Holder a late charge equal to four percent (4%) of any amounts due under this Note in the event any such amount is not paid within fifteen (1 5) days of the date when due.

         11. Application of Payments. All payments hereunder shall be applied first to the payment of late charges, if any, then to the payment of prepayment premiums, if any, then to the repayment of any sums advanced by Holder for the, payment of any insurance premiums, taxes, assessments, or other charges against the property securing this Note (together with interest thereon at the Default Rate from the date of advance until repaid), then to the payment of accrued and unpaid interest, and then to the reduction of principal.

         12. Immediately Available Funds. Payments under this Note shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Maker for such purpose.

         13. Security. This Note is secured by a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith granted by Maker for the benefit of the named Holder hereof (the "Deed of Trust") encumbering certain real property and improvements thereon commonly known as The Village Apartments as more particularly described in such Deed of Trust (the "Property").

         14. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Deed of Trust.

         15. Event of Default. Each of the following events will constitute an event of default (an "Event of Default") under this Note and under the Deed of Trust and each other Loan Document, and any Event of Default under any Loan Document shall constitute an Event of Default hereunder and under each of the other Loan Documents:

             (a) any failure to pay within five (5) days of the date when due any sum hereunder;

             (b) any failure of Maker to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under this Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Holder to Maker; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Maker commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for sixty (60) days after such written notice to Maker; or

             (c) if, at any time during the Extension Term, Gross Revenue for any calendar month shall be less than ninety-three percent (93%) of the amount of projected Gross Revenue for such month set forth in the applicable Budget.

         16. Acceleration. Upon the occurrence of any Event of Default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand. Upon the occurrence of an Event of Default described in Section 15(c) hereof, Holder shall have the option, in its sole discretion, to either (a) exercise any remedies available to it under the Loan Documents, at law or in equity, or (b) require Maker to submit a new proposed budget for Holder's approval. If Holder agrees to accept such new proposed budget, then, such budget shall become the Budget for all purposes hereunder.

         17. Conditions Precedent. Maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute this Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done and performed and happened in due and strict compliance with all applicable laws.

         18. Certain Waivers and Consents. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder, (d) waive diligence in the collection of this Note or in filing suit on this Note, and (e) agree to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred in the collection of this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

         19. Usury Savings Clause. The provisions of this Note and of all agreements between Maker and Holder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to North Carolina and Federal law, whichever is applicable. If from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, be paid over to Maker) and shall not be counted as interest. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged, or received from Maker in connection with this Note and all other agreements between Maker and Holder, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof.

         20. Non-Recourse, Exceptions to Non-Recourse. Except as expressly hereinafter set forth, the recourse of Holder with respect to the obligations evidenced by this Note shall be solely to the Property, Chattels, and Intangible Personalty (as such terms are defined in the Deed of Trust). Notwithstanding anything to the contrary contained in this Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder
(a) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder's foreclosure on the Property or any portion thereof, (b) to recover from Maker damages or costs (including without limitation reasonable attorneys' fees) incurred by Holder as a result of waste by Maker; (c) to recover from Maker any condemnation or insurance proceeds attributable to the Property which were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust; (d) to recover from Maker any rents, profits, security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker following an Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of this Note; (e) to pursue the personal liability of Maker under the provisions of
Section 5.10 of the Deed of Trust, including any indemnification provisions under such Section; (f) to exercise any specific rights or remedies afforded Holder under any other provisions of the Loan Documents or by law or in equity (or to recover under any guarantee agreement given in connection with this Note); (g) to recover from Maker the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Maker) that are either unpaid by Maker or paid by Holder under the Deed of Trust and to collect from Maker any sums expended by Holder in fulfilling the obligations of Maker, as lessor, under any leases affecting the Property; (h) to pursue any personal liability of Maker and/or Guarantor under the Environmental Indemnity Agreement; and (I) to recover from Maker the amount of any loss suffered by Holder (that would otherwise be covered by insurance) as a result of Maker's failure to maintain any insurance required under the terms of any Loan Document. The agreement contained in this paragraph to limit the personal liability of Maker shall become null and void and be of no further force and effect in the event (i) that the Property or any part thereof or any interest therein, or any interest in Maker, shall be further encumbered by a voluntary lien securing any obligation upon which Maker or any general partner, principal or affiliate of Maker shall be personally liable for repayment, whether as obligor or guarantor; (ii) of any breach or violation of Section 5.4,
5.5 or 5.7 of the Deed of Trust; (iii) of any fraud or misrepresentation by Maker in connection with the Property, the Loan Documents or the application made by Maker for the Loan; or (iv) of any execution, amendment, modification or termination of any lease of any portion of the Property without the prior written consent of Holder if such consent is required under the terms of the Loan Documents. For purposes of the foregoing, "affiliate" shall mean any individual, corporation, trust, partnership or any other person or entity controlled by, controlling or under common control with Maker. A person or entity of any nature shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another person or entity, whether through ownership of voting securities, by contract, or otherwise.

         21. Severabilily. If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

         22. Transfer of Note. Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Holder or participant.

         23. Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of North Carolina.

         24. Time of Essence. Time is of the essence of this Note.

         25. Remedies Cumulative. The remedies provided to Holder in this Note, the Deed of Trust and the other Loan Documents are cumulative and concurrent and may be exercised singly, successively or together against Maker, the Property, and other security, or any guarantor of this Note, at the sole and absolute discretion of the Holder.

         26. No Waiver. Holder shall not by any act or omission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy granted to Holder hereunder in connection with a subsequent event.

         27. Joint and Several Obligation. If Maker is more than one person or entity, then (a) all persons or entities comprising Maker are jointly and severally liable for all of the Maker's obligations hereunder; (b) all representations, warranties, and covenants made by Maker shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Maker; (c) any breach, Default or Event of Default by any of the persons or entities comprising Maker hereunder shall be deemed to be a breach, Default, or Event of Default of Maker; and (d) any reference herein contained to the knowledge or awareness of Maker shall mean the knowledge or awareness of any of the persons or entities comprising Maker.

         28. WAIVER OF JURY TRIAL. MAKER AND HOLDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE DEED OF TRUST, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER AND HOLDER TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

         29. WAIVER OF PREPAYMENT RIGHT WITHOUT PREMIUM MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT PRENUUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THIS NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THIS NOTE, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THIS NOTE OR, IN THE EVENT OF PREPAYMENT FOLLOWING ACCELERATION OF THE MATURITY DATE HEREOF WHEN THIS NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN THE DEED OF TRUST. MAKER HEREBY DECLARES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.



         IN WITNESS WHEREOF and intending to be legally bound, Maker has duly executed this Note as of the date first above written.

                            RD VILLAGE ASSOCIATES LIMITED
                            PARTNERSHIP, a Delaware limited partnership

                            By: ACADIA PROPERTY HOLDINGS, LLC, a Delaware
                                limited liability company, its General Partner

                            By: ACADIA REALTY LIMITED PARTNERSHIP, a
                                Delaware limited partnership, its sole member

                                By: ACADIA REALTY TRUST, a Maryland real
                                    estate investment trust, its General Partner

                                     By:_____________________
                                        Kenneth F. Bernstein,
                                        President